Exhibit 99.1

Immediate Release
Contact
Ken Lamb: 248.754.0884

BORGWARNER DECLARES QUARTERLY DIVIDEND

Auburn Hills, Michigan, January 22, 2014 - The board of directors of BorgWarner Inc. (NYSE: BWA) declared a quarterly cash dividend of $0.125 per share of common stock. The dividend is payable on February 17, 2014 to shareholders of record on February 3, 2014.

Auburn Hills, Michigan-based BorgWarner Inc. (NYSE: BWA) is a technology leader in highly engineered components and systems for powertrain applications worldwide. Operating manufacturing and technical facilities in 56 locations in 19 countries, the company develops products to improve fuel economy, reduce emissions and enhance performance. Customers include VW/Audi, Ford, Toyota, Renault/Nissan, General Motors, Hyundai/Kia, Daimler, Chrysler, Fiat, BMW, Honda, John Deere, PSA, and MAN. For more information, please visit www.borgwarner.com.

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